Exhibit 99.1

Reliance Global Group Announces Up To $6.75 Million Private Placement Priced At-The-Market Under Nasdaq Rules

$2.5 million upfront with up to an additional $4.25 million of potential aggregate gross proceeds upon the exercise in full of short-term warrants

LAKEWOOD, N.J., June 18, 2025 — Reliance Global Group, Inc. (Nasdaq: RELI) (“Reliance,” “we,” “us,” “our” or the “Company”), today announced that it has entered into definitive agreements for the issuance and sale of an aggregate of 1,488,096 shares of its common stock (or pre-funded warrants in lieu therof) and short-term warrants to purchase up to an aggregate of 2,976,192 shares of common stock at a purchase price of $1.68 per share (or per pre-funded warrant in lieu thereof) and accompanying short-term warrants in a private placement priced at-the-market under Nasdaq rules. The short-term warrants will be exercisable immediately upon issuance at an exercise price of $1.43 per share and will expire two years from the effective date of the Resale Registration Statement (as defined below). The offering is expected to close on or about June 20, 2025, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The aggregate gross proceeds to the Company from the private placement is expected to be approximately $2.5 million, before deducting placement agent fees and other offering expenses payable by the Company. The potential additional gross proceeds to the Company from the short-term warrants, if fully-exercised on a cash basis, will be approximately $4.25 million. No assurance can be given that any of such short-term warrants will be exercised. The Company intends to use the net proceeds from the offering for working capital and general corporate purposes.

The shares of common stock, pre-funded warrants and short-term warrants described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”) and Regulation D promulgated thereunder and, along with the shares of common stock underlying the pre-funded warrants and short-term warrants, have not been registered under the Act or applicable state securities laws. Accordingly, the shares of common stock, the pre-funded warrants, the short-term warrants and the shares of common stock underlying the pre-funded warrants and short-term warrants may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (“SEC”) or an applicable exemption from such registration requirements. The securities were offered only to accredited investors. Pursuant to a registration rights agreement, the Company has agreed to file one or more registration statements with the SEC covering the resale of the shares of common stock and the shares issuable upon exercise of the pre-funded warrants and warrants (the “Resale Registration Statement”).

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Reliance Global Group, Inc.

Reliance Global Group, Inc. (NASDAQ: RELI) is an InsurTech pioneer, leveraging artificial intelligence (AI), and cloud-based technologies, to transform and improve efficiencies in the insurance agency/brokerage industry. The Company’s business-to-business InsurTech platform, RELI Exchange, provides independent insurance agencies an entire suite of business development tools, enabling them to effectively compete with large-scale national insurance agencies, whilst reducing back-office cost and burden. The Company’s business-to-consumer platform, 5minuteinsure.com, utilizes AI and data mining, to provide competitive online insurance quotes within minutes to everyday consumers seeking to purchase auto, home, and life insurance. In addition, the Company operates its own portfolio of select retail “brick and mortar” insurance agencies which are leaders and pioneers in their respective regions throughout the United States, offering a wide variety of insurance products. Further information about the Company can be found at https://www.relianceglobalgroup.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements by terminology such as “may,” “should,” “could,” “would,” “will,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “continue,” “potential,” and similar expressions. All statements, other than statements of historical fact, including, but not limited to, statements regarding:

●	the expected closing of the private placement and the satisfaction of customary closing conditions;
●	the Company’s intended use of proceeds from the offering;
●	the potential additional gross proceeds from the exercise of the short-term warrants;
●	the effectiveness of the Resale Registration Statement;
●	and the Company’s growth strategy and expectations regarding its operations, platforms, and market positioning,

are forward-looking statements and are subject to substantial risks and uncertainties.

These forward-looking statements are based on a number of assumptions, including, among others: that the offering will close on the anticipated timeline; that market and economic conditions will remain stable; that the Company will be able to deploy the net proceeds effectively; and that investors will exercise the short-term warrants in full or in part. There can be no assurance that these assumptions will prove correct.

There are numerous risks and uncertainties that may cause actual results or performance to differ materially from those expressed or implied by these forward-looking statements. These include, among others: the risk that the offering may not close as expected or at all; the risk that the Company may not receive the anticipated proceeds from the short-term warrants; risks associated with the Company’s ability to use the proceeds effectively; general business, economic, competitive, regulatory and market factors; the impact of adverse capital and credit market conditions; and the other risks and uncertainties described in the “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as amended, and in other reports filed or to be filed by the Company with the SEC.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Crescendo Communications, LLC

Tel: +1 (212) 671-1020

Email: RELI@crescendo-ir.com